Rowan Reports First Quarter 2013 Results

HOUSTON, May 1, 2013 /PRNewswire/ -- For the three months ended March 31, 2013, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) generated net income from continuing operations of $68.1 million or $0.55 per share, compared to $55.5 million or $0.45 per share in the first quarter of 2012. The prior-year quarter also included a $6.0 million loss from discontinued operations or $0.05 per share, and as a result, net income was $49.5 million or $0.40 per share. Rowan's revenues were $394.2 million in the first quarter of 2013, up 18% over the prior-year quarter due primarily to higher average day rates, incremental activity from fleet additions and higher utilization for existing rigs between periods.

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Costs and expenses during the prior-year quarter included $4.6 million of unusual or one-time items, or $0.02 per share after tax, from a write down of a fixed asset as well at certain transactional costs related to the Company's corporate restructuring.

Matt Ralls, Chief Executive Officer, commented, "We are pleased with our first quarter operating results and remain confident that we are well positioned strategically as we celebrate Rowan's 90th anniversary this month. We continue to see strengthening in the jack-up markets, especially for high-spec rigs, along with strong demand and encouraging new fixtures in the ultra-deepwater markets. We expect our focus on operational execution and the earnings power from our newbuild drillships and higher jack-up day rates to lead to strong earnings increases in 2014 and beyond."

Rowan will conduct its earnings conference call on Wednesday, May 1, 2013, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowancompanies.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies plc is a major provider of international and domestic contract drilling services with a leading position in high-specification jack-up rigs. The Company's fleet of 31 jack-up rigs is located worldwide, including the Middle East, the North Sea, Trinidad, Southeast Asia and the Gulf of Mexico. Rowan will enter the ultra-deepwater market with four high-specification drillships expected to be delivered starting in late 2013. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC". For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair or transportation of rigs, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	MARCH 31,	DECEMBER 31,
	2013	2012

ASSETS

Cash and cash equivalents	$ 1,019.3	$ 1,024.0
Accounts receivable	463.8	423.8
Other current assets	71.9	81.8
Assets of discontinued operations	23.4	23.0
Total current assets	1,578.4	1,552.6
Property, plant and equipment - net	6,098.6	6,071.7
Other assets	72.2	75.2
TOTAL	$ 7,749.2	$ 7,699.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 64.1	$ 83.0
Other current liabilities	156.5	189.8
Liabilities of discontinued operations	21.3	21.3
Total current liabilities	241.9	294.1
Long-term debt	2,009.7	2,009.6
Other liabilities	891.5	864.1
Stockholders' equity	4,606.1	4,531.7
TOTAL	$ 7,749.2	$ 7,699.5

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS
	ENDED MARCH 31
	2013	2012

REVENUES	$ 394.2	$ 333.5

COSTS AND EXPENSES:
Operations	209.5	182.1
Depreciation and amortization	64.6	59.0
Selling, general and administrative	29.4	23.1
(Gain)/loss on disposals of property and equipment	0.3	(0.1)
Material charges and other expenses	-	4.6
Total	303.8	268.7
INCOME FROM OPERATIONS	90.4	64.8
Net interest and other income	(19.0)	(9.8)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	71.4	55.0
Provision (credit) for income taxes	3.3	(0.5)
NET INCOME FROM CONTINUING OPERATIONS	68.1	55.5
Discontinued operations, net of tax	-	(6.0)
NET INCOME	$ 68.1	$ 49.5

PER SHARE AMOUNTS:
Income from continuing operations	$ 0.55	$ 0.45
Discontinued operations, net of tax	$ -	$ (0.05)
Net income	$ 0.55	$ 0.40

AVERAGE DILUTED SHARES	124.2	123.8

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	THREE MONTHS
	ENDED MARCH 31
	2013	2012
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ 68.1	$ 49.5
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	64.6	59.0
Deferred income taxes	(0.4)	(0.1)
Gain on disposals of assets	0.3	(0.1)
Other - net	13.8	(7.7)
Net changes in current assets and liabilities	(45.2)	(50.5)
Net changes in other noncurrent assets and liabilities	2.0	13.1
Net cash provided by operations	103.2	63.2

Investing activities:
Property, plant and equipment additions	(111.9)	(138.1)
Proceeds from disposals of property, plant and equipment	2.4	0.9
Change in Restricted cash	-	(10.6)
Net cash used in investing activities	(109.5)	(147.8)

Financing activities:
Repayments of borrowings	-	(12.3)
Proceeds from equity compensation plans and other	1.6	0.5
Net cash provided by (used in) financing activities	1.6	(11.8)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4.7)	(96.4)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,024.0	438.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 1,019.3	$ 342.5

ROWAN COMPANIES plc
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED
	March 31,	December 31,	March 31,
	2013	2012	2012

RIG DAYS:
Operating	2,230	2,242	2,088
Shipyard / transit / inspections	258	296	300
Stacked and other downtime	302	314	388

Total available	2,790	2,852	2,776

Utilization	80%	79%	75%

AVERAGE DAY RATES (in thousands):
North Sea	$ 267.2	$ 234.9	$ 227.7
Middle East	135.4	129.6	145.8
Gulf of Mexico	132.5	127.5	118.2
All rigs	173.2	153.5	156.5

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 128.8	$ 111.4	$ 105.0
Repairs and maintenance	38.0	38.0	38.5
Insurance	8.3	8.0	8.0
Rig moves	7.4	7.2	8.4
Rebillables	7.8	9.9	6.6
All other	19.2	19.3	15.6

Total	$ 209.5	$ 193.8	$ 182.1

(a) Includes labor, fringes, training, travel and catering costs.

CONTACT: Suzanne M. Spera, Director, Investor Relations, (713) 960-7517, sspera@rowancompanies.com